                                                                    Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated June 22, 2006, except as to Note 2 which is as of October 27, 2006 and Note 11 which is as of November 16, 2006 relating to the financial statements and financial statement schedule of Spirit AeroSystems Holdings, Inc, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Saint Louis, Missouri
November 16, 2006